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                                                                    Exhibit 23.2


                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to 225,000 of common shares for the Stock Option Plan of Aasche Transportation Services, Inc. of our report dated March 1, 1996, with respect to the consolidated financial statements of POLAR EXPRESS CORPORATION (a wholly-owned subsidiary of Aasche Transportation Service, Inc.) for the year ended December 29, 1995, included in the Annual Report to the shareholders (Form 10-KSB) of Aasche Transportation Services, Inc. for the year ended December 31, 1997.

                                          BAIRD, KURTZ & DOBSON



Fayetteville, Arkansas
August 27, 1998